Exhibit 10.3

CHANGE OF CONTROL SEVERANCE AGREEMENT

            This Change of Control Severance Agreement ('Agreement') between Penn Virginia Corporation, a Virginia corporation (the 'Company'),  and Nancy M. Synder (the 'Executive') is made and entered into effective as of  May 7, 2002 (the 'Effective Date').

            WHEREAS, Executive is a key executive of the Company; and

            WHEREAS, it is in the best interest of the Company and its stockholders if the key executives can approach material business development decisions objectively and without concern for their personal situation; and

            WHEREAS, the Company recognizes that the possibility of a Change of Control (as defined below) of the Company may result in the early departure of key executives to the detriment of the Company and its stockholders; and

            WHEREAS, the Board of Directors of the Company (the 'Board') has authorized and directed the Company to enter into this Agreement in order to help retain and motivate key management and to help ensure continuity of key management; and

            THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, and Executive agree as follows:

1.          Term of Agreement.

A.        The term of this Agreement ('Term') shall commence on the Effective Date and shall continue in effect through the second anniversary of the Effective Date; provided, however, commencing on the first day following the Effective Date and on each day thereafter, the Term of this Agreement shall automatically be extended for one additional day unless the Board shall give written notice to Executive that the Term shall cease to be so extended in which event the Agreement shall terminate on the second anniversary of the date such notice is given.

B.         Notwithstanding anything in this Agreement to the contrary, if a Change of Control occurs during the Term of this Agreement, the Term shall automatically be extended for the 24-month period following the date of the Change of Control.

C.        Termination of this Agreement shall not alter or impair any rights of Executive arising hereunder on or before such termination.

2.         Certain Definitions.

A.        'Bonus' shall mean an amount equal to the highest annual cash bonus paid or payable to Executive by the Company during the two-year period prior to Executive's termination of employment.

B.         'Cause' shall mean (i) the willful and continued failure by Executive to substantially perform Executive's duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness), (ii) Executive's commission of one or more acts that constitute a felony, (iii) Executive willfully engages in gross misconduct materially and demonstrably injurious to the Company, or (iv) one or more significant acts of dishonesty as regards the Company or any affiliate.  For purposes of clause (i) of this definition, no act, or failure to act, on Executive's part shall be deemed 'willful' unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's act, or failure to act, was in the best interest of the Company.  The determination of whether Cause exists must be made by a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board that was called for the purpose of considering such termination (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board and, if possible, to cure the breach that was the alleged basis for Cause) finding that, in the good faith opinion of the Board, Executive was guilty of conduct and specifying the particulars thereof in detail.

C.        'Change of Control' shall mean the occurrence of any of the following:

(i)         any 'person' (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act')), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the  'beneficial owner' (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

(ii)        during any period of two consecutive years (not including any period prior to the effective date of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (v) of this Change of Control definition and excluding any individual whose initial assumption of office occurs as a result of either (a) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or (b) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)       the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation;

(iv)       the stockholders of the Company approve a plan of complete liquidation of the Company; or

(v)        the sale or disposition by the Company of all or substantially all of the assets of the Company.

D.        'Good Reason' shall mean:

(i)         a reduction in Executive's authority, duties, titles, status or responsibilities from those in effect immediately prior to the Change of Control or the assignment to Executive of duties or responsibilities inconsistent in any respect from those of Executive in effect immediately prior to the Change of Control, but excluding any action or omission by the Company that is isolated, insubstantial and inadvertent and which was not taken in bad faith by the Company and is remedied by the Company promptly after receipt of notice thereof given by Executive;

(ii)        any reduction in Executive's annual rate of base salary or any failure by the Company to continue in effect any material incentive compensation plan or arrangement (unless replacement plans providing Executive with substantially similar benefits are adopted) or the taking of any action by the Company that would adversely affect Executive's participation in any such plan or arrangement or reduce Executive's incentive compensation opportunities under such plan or arrangement, as the case may be;

(iii)       the Company fails to obtain a written agreement from any successor or assigns of the Company to assume and perform this Agreement as provided in Section 6 hereof; or

(iv)       the relocation of the Company's principal executive offices by more than 100 miles from where such offices were located immediately prior to the Change of Control or the Company requires Executive, without Executive's written consent, to be based at any office other than the Company's office at which the Executive was based prior to the Change in Control, except for travel reasonably required in the performance of Executive's duties and reasonably consistent with Executive's travel prior to the Change of Control.

Unless Executive terminates his employment on or within 90 days following an act or omission to act by the Company constituting a Good Reason hereunder, Executive's continued employment after such 90th day shall constitute Executive's consent to, and a waiver of Executive's rights with respect to, such act or failure to act.  Executive's right to terminate Executive's employment for Good Reason shall not be affected by Executive's incapacity due to physical or mental illness.  Executive's determination that an act or failure to act constitutes Good Reason shall be presumed to be valid unless such determination is deemed by an arbitrator to be unreasonable and not to have been made in good faith by Executive.

E.         'Protected Period' shall mean the 24-month period beginning on the effective date of a Change of Control.

F.         'Termination Base Salary' shall mean Executive's annual base salary with the Company at the rate in effect immediately prior to the Change of Control or, if a greater amount, Executive's annual base salary at the rate in effect at any time thereafter.

Change of Control Severance Benefits

3.         Severance Benefits.  If (a) Executive terminates his employment with the Company during the Protected Period for a Good Reason event or (b) the Company terminates Executive's employment during the Protected Period other than (i) for Cause or (ii) due to Executive's inability to perform the primary duties of his position for at least 180 consecutive days due to a physical or mental impairment, Executive shall receive the following compensation and benefits from the Company:

A.        Within five business days of the date of his termination of employment the Company shall pay to Executive in a lump sum, in cash, an amount equal to three times the sum of Executive's (i) Termination Base Salary and (ii) Bonus.

B.         Notwithstanding anything in any Company employee stock incentive plan, Penn Virginia Resource GP, LLC Long-Term Incentive Plan or any grant agreement under either to the contrary, as of the date of Executive's termination of employment (i) all restricted shares of Company stock and all restricted and phantom unit awards with respect to common units of Penn Virginia Resource Partners L.P. of Executive shall become 100% vested and all restrictions thereon shall lapse and the Company shall promptly deliver to Executive unrestricted shares of Company stock and common units and (ii) each outstanding Company stock option of Executive shall become 100% exercisable and shall remain exercisable for the remainder of such option's term or three years, whichever is less.

C.        For the 24-month period beginning on the date of his termination of employment (the 'Continuation Period'), the Company shall continue to provide Executive and Executive's eligible family members with medical and dental health benefits at least equal to those which would have been provided to Executive if Executive's employment had not been terminated or, if more favorable to Executive, as in effect generally at any time during such period, provided Executive pays a monthly premium for such coverage equal to the monthly premium charged to active employees in general for similar coverage.  Notwithstanding the foregoing, if Executive becomes eligible to receive medical and dental benefits under another employer's group plans during this Continuation Period, the Company's obligations under this Section C shall be reduced to the extent comparable benefits are actually received by Executive during such period, and any such benefits actually received by Executive shall be promptly reported by Executive to the Company.  In the event Executive is ineligible under the terms of the Company's medical and dental plans to continue to be so covered, the Company shall provide Executive with substantially equivalent coverage through other sources (with the same tax consequences to Executive) or will provide Executive with a lump sum payment in such amount that, after all taxes on that amount, shall be equal to the cost to Executive of Executive's obtaining such coverage from another source for Executive and Executive's eligible family members.  The lump sum shall be determined on a present value basis using the interest rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code on the date of termination.

D.        Throughout the term of the Continuation Period or until Executive begins other full-time employment with a new employer, whichever occurs first, Executive shall be entitled to receive outplacement services, paid by the Company, with a nationally prominent executive outplacement service firm selected by the Company and reasonably acceptable to Executive.

If Executive's employment with the Company terminates prior to, but within six months of, the date on which a Change of Control occurs, and it is reasonably demonstrated by Executive that such termination of employment was (i) by the Company in connection with or in anticipation of the Change of Control or (ii) by Executive under circumstances which would have constituted Good Reason if the circumstances arose on or after the Change of Control, then for all purposes of this Agreement the Change of Control shall be deemed to have occurred, and the Protected Period shall be deemed to have commenced, on the date immediately prior to the date of such termination of Executive's employment.

The Company may withhold from any amounts or benefits payable under this Agreement all such taxes as it shall be required to withhold pursuant to any applicable law or regulation.

Any payment not timely made by the Company under this Agreement shall bear interest at the highest nonusurious rate permitted by applicable law.

4.          Parachute Tax Gross Up.

If any payment made, or benefit provided, to or on behalf of Executive pursuant to this Agreement or otherwise ('Payments') results in Executive being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (or any successor or similar provision) ('Excise Tax'), the Company shall promptly pay Executive an additional amount in cash (the 'Additional Payment') such that after payment by Executive of all taxes, including, without limitation, any income taxes and Excise Tax imposed on the Additional Payment, Executive retains an amount of the Additional Payment equal to the Excise Tax imposed on the Payments.  Such determinations shall be made by the Company's independent certified public accountants.

5.          No Mitigation.

Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise nor, except as provided in Sections 3C and D, shall the amount of any payment or benefit provided for in this Agreement be reduced as the result of employment by another employer or self-employment, by offset against any amount claimed to be owed by Executive to the Company or otherwise, except that any severance payments or benefits that Executive is entitled to receive pursuant to a Company severance plan or program for employees in general shall reduce the amount of payments and benefits otherwise payable or to be provided to Executive under this Agreement.

6.          Successor Agreement.

The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly in writing prior to the effective date of such succession and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place.  Failure of the successor to so assume as provided herein shall constitute a breach of this Agreement and entitle Executive to the payments and benefits hereunder as if triggered by a termination of Executive by the Company other than for Cause on the date of such succession.

7.          Indemnity.

In any situation where under applicable law the Company has the power to indemnify, advance expenses to and defend Executive in respect of any judgments, fines, settlements, loss, cost or expense (including attorneys fees) of any nature related to or arising out of Executive's activities as an agent, employee, officer or director of the Company or in any other capacity on behalf of or at the request of the Company, then the Company shall promptly on written request, fully indemnify Executive, advance expenses (including attorney's fees) to Executive and defend Executive to the fullest extent permitted by applicable law, including but not limited to making such findings and determinations and taking any and all such actions as the Company may, under applicable law, be permitted to have the discretion to take so as to effectuate such indemnification, advancement or defense.  Such agreement by the Company shall not be deemed to impair any other obligation of the Company respecting Executive's indemnification or defense otherwise arising out of this or any other agreement or promise of the Company under any statute.

8.            Notices.

All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed, in either case, to the Company's headquarters or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notices and communications shall be effective when actually received by the addressee.

9.          Arbitration.

Any dispute about the validity, interpretation, effect or alleged violation of this Agreement (an 'arbitrable dispute') must be submitted to confidential arbitration in Philadelphia, Pennsylvania.  Arbitration shall take place before an experienced employment arbitrator licensed to practice law in such state and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association.  Arbitration shall be the exclusive remedy of any arbitrable dispute.  The Company shall bear all fees, costs and expenses of arbitration, including its own, those of the arbitrator and those of Executive unless the arbitrator provides otherwise with respect to the fees, costs and expenses of Executive; in no event shall Executive be chargeable with the fees, costs and expenses of the Company or the arbitrator.  Should any party to this Agreement pursue any arbitrable dispute by any method other than arbitration, the other party shall be entitled to recover from the party initiating the use of such method all damages, costs, expenses and attorneys' fees incurred as a result of the use of such method.  Notwithstanding anything herein to the contrary, nothing in this Agreement shall purport to waive or in any way limit the right of any party to seek to enforce any judgment or decision on an arbitrable dispute in a court of competent jurisdiction.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in Philadelphia, Pennsylvania, for the purposes of any proceeding arising out of this Agreement.

10.        Governing Law.

This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to conflicts of law principles.

11.        Entire Agreement.

This Agreement is an integration of the parties' agreement and no agreement or representatives, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

12.         Reimbursement/Guarantee.

The Partnership shall promptly reimburse the Company for its share of all cash payments made to Executive hereunder in the same proportion as the Partnership reimbursed the Company for its share of Executive's annual salary prior to the Change of Control.

13.         Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14.         Amendment and Waivers.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such member of the Board as may be specifically authorized by the Board.  No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            IN WITNESS WHEREOF, the Company, and Executive have executed this Agreement effective for all purposes as of the Effective Date.

                                                                  PENN VIRGINIA CORPORATION

                                                                  By:  _________________________________

                                                                  Name: _______________________________

                                                                  Title: ________________________________

                                                                   EXECUTIVE

                                                                   _____________________________________